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                                                               Exhibit 5.1

                   SILLS CUMMIS RADIN TISCHMAN EPSTEIN & GROSS
                           A Professional Corporation
                              ONE RIVERFRONT PLAZA
                          NEWARK, NEW JERSEY 07102-5400
                                 (973) 643-7000







                                                              March 31, 2000


ULTICOM, INC.
1020 Briggs Road
Mt. Laurel, New Jersey 08054


                     Re:     Registration Statement on Form S-1
                             SEC File No. 333-22895

Dear Sirs:

         We have acted as special corporate counsel to Ulticom, Inc., a New Jersey corporation (the "Company"), in connection with the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended, with respect to the registration by the Company of the offer and sale of 4,250,000 shares of common stock, without par value per share (the "Common Stock"), of the Company and up to an additional 637,500 shares of such Common Stock to cover over-allotments. All capitalized terms used in this opinion and not otherwise defined shall have the respective meanings ascribed to them in the Registration Statement.

         In our capacity as special corporate counsel and in connection with the rendering of the opinions set forth below, we have examined originals or photostatic copies, certified or otherwise authenticated to our satisfaction, of the Certificate of Incorporation and the By-Laws of the Company, in each case as amended and restated, the minutes of meetings or written consents of the Company's Board of Directors and shareholders and such other documents, corporate records, certificates (including certificates from certain officers of the Company) and other instruments and have made such investigation of law and fact, all as we have deemed necessary or appropriate under the circumstances for the purpose of this opinion.

         In our examination, we have assumed, without any investigation, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all
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ULTICOM, INC.
March 31, 2000
Page 2

documents purporting to be originals and the conformity to originals of all documents purporting to be copies. As to certain factual matters, we have relied, without any investigation, upon the accuracy of certain of the representations and warranties of the Company set forth in the Registration Statement, the Underwriting Agreement in the form of Exhibit 1-1 to the Registration Statement, to be entered into by the Company and the parties listed on Schedule 1 hereof (the "Underwriting Agreement") and in the certificates of certain officers of the Company, and upon the accuracy of the statements contained in the certificates of public officials referred to above.

         Our opinion is subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, bulk sales and other similar laws and equitable principles relating to or affecting the rights of creditors generally.

         Subject to the foregoing and the assumptions, exceptions, qualifications and limitations set forth herein, it is our opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey and has all corporate power and authority under New Jersey law necessary to own or hold its properties and to conduct the business in which it is engaged in the State of New Jersey.

         2. Based solely upon our review of the Certificate of Incorporation of the Company, as amended and restated, and a certification of the President of the Company, the authorized capital stock of the Company consists of 210,000,000 shares, without par value, divided into 200,000,000 shares of Common Stock, without par value, and 10,000,000 shares of undesignated stock. All of the shares of Common Stock being delivered on the Delivery Date pursuant to the Registration Statement have been duly and validly authorized and conform, in all material respects, to the description thereof contained in the Prospectus under the caption "Description of Securities - Common Stock," and, subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws, and assuming that the certificates with respect to the shares of Common Stock are duly executed and delivered in accordance with the requirements of New Jersey law and the By-Laws of the Company, as amended and restated, when such shares are issued and fully paid for in accordance with the terms of the Underwriting Agreement, all as more fully described therein and in the Prospectus, such shares will be validly issued, fully paid and non-assessable.

         The undersigned is authorized to practice law in the State of New Jersey. Our examination of law relevant to the matters herein is limited to the law of the State of New Jersey. We have not made an independent review of any laws other than the laws of the State of New Jersey to the extent generally applicable to transactions of the nature contemplated. Accordingly, we express no opinion as to matters governed by the laws of any other state or jurisdiction and make no representations as same may apply to any other state or jurisdiction. No opinion is expressed as to consents, approvals,
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ULTICOM, INC.
March 31, 2000
Page 3


authorizations or orders required under state securities or "Blue Sky" laws and regulations.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as part of any application for registration of the Company under the securities laws of any State in connection with the offer and sale of the shares by the Company as contemplated by the Registration Statement and to the reference to this firm appearing under the heading "Legal Matters" in the Prospectus which is contained in the Registration Statement.

         This is a legal opinion only and not a guaranty or warranty of the matters discussed herein. It is understood that this opinion speaks as of the date given and is limited to the laws in effect as of the date hereof and we undertake no obligation to update this opinion (including, without limitation, by reason of any events or circumstances, including changes in law, occurring) or to advise you of any change of any matters stated herein, whether legal or factual, after the date hereof. Except as set forth in paragraph 2 above with respect to the Common Stock being delivered on the Delivery Date, we express no opinion relative to any securities of the Company, including any securities to be issued in the future. The foregoing opinion is qualified in its entirety by the fact that we do not assume any responsibility for the accuracy, completeness or fairness of any statement contained in the Registration Statement or Prospectus.

                                                     Very truly yours,

                           SILLS CUMMIS RADIN TISCHMAN EPSTEIN & GROSS, P.A.

                           /s/ Sills Cummis Radin Tischman Epstein & Gross, P.A.